Explanatory Note

8tracks, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 2.1, 12 and 13.

PART III

INDEX TO EXHIBITS

1. Issuer agreement with SI Securities, LLC**

2.1 Amended and Restated Certificate of Incorporation

2.2 Bylaws**

3. Amended and Restated Investors’ Rights Agreement**

4. Form of Subscription Agreement**

5.1 SoundExchange Agreement**

5.2 2006 Stock Plan**

11. Consent of Auditing Accountant, Artesian, CPA, LLC**

12. Attorney opinion on legality of the offering

13. “Test the waters” materials

**Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 25, 2016.

8tracks, Inc.

/s/ David Porter

By David Porter, Chief Executive Officer of 8tracks, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Porter

David Porter, Chief Executive Officer and Sole Director

Date: May 25, 2016

/s/ Sam Filer

Sam Filer, Principal Financial Officer and Principal Accounting Officer

Date: May 25, 2016

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